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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF BRIGHAM EXPLORATION COMPANY



Brigham Oil & Gas, L.P., a Delaware limited partnership

Brigham, Inc., a Texas corporation

Quest Resources, L.L.C., a Texas limited liability company